As filed with the Securities and Exchange Commission on March 11, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	6331	98-0395986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AXIS CAPITAL TRUST I

(Exact name of Registrant as specified in its charter)

Delaware	6331	98-6057512
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AXIS CAPITAL TRUST II

(Exact name of Registrant as specified in its charter)

Delaware	6331	98-6057513
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AXIS CAPITAL TRUST III

(Exact name of Registrant as specified in its charter)

Delaware	6331	98-6057514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road, Pembroke HM 08, Bermuda, Telephone: (441) 496-2600

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor, New York, New York 10011

Telephone: (212) 894-8940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Richard T. Gieryn, Jr. Corporate Secretary, General Counsel AXIS Capital Holdings Limited 92 Pitts Bay Road, Pembroke HM 08, Bermuda Telephone: (441) 496-2600	Gary Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Telephone: (212) 455-2000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:

From time to time after the filing of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common shares, par value $0.0125 per share
Preference shares
Depositary shares(4)
Debt securities
Warrants(5)
Purchase contracts
Purchase units(6)
Trust preferred securities of AXIS Capital
Trust I, AXIS Capital Trust II and AXIS
Capital Trust III(7)
Guarantees of trust preferred securities(8)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered as may from time to time be issued at indeterminate prices and offered and sold by AXIS Capital, AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III (collectively, the “AXIS Capital Trusts”) or by selling securityholders from time to time.
(2)	Also includes an indeterminate amount of Securities as may be issued pursuant to anti dilution adjustments or upon conversion of or exchange for any other Securities that provide for conversion or exchange into such Securities, upon exercise of warrants for such Securities or upon settlement of purchase contracts. Separate consideration may or may not be received for Securities issuable upon such conversion, exchange, exercise or settlement.
(3)	Pursuant to Rules 456(b) and 457(r), the registrants elect to defer payment of all of the registration fees, except for $123,594, that has already been paid with respect to $1,050,080,000 aggregate initial offering price of securities of the registrants previously registered and remaining unissued under the Registration Statement on Form S-3 (No. 333-128786), filed by the registrants on October 3, 2005 and $112,797 that has already been paid with respect to $890,264,390 aggregating initial offering price of securities of the registrants previously registered and remaining unissued under the Registration Statement on Form S-3 (No. 333-118023), filed by the registrants on August 6, 2004. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.
(4)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event AXIS Capital elects to offer to the public fractional interests in the preference shares or common shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preference shares or common shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.
(5)	Warrants may be sold separately or with securities.
(6)	Each purchase unit consists of (a) a purchase contract; (b) warrants and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.
(7)	There is being registered hereunder an indeterminate amount and number of trust preferred securities of the AXIS Capital Trusts as may be sold from time to time.
(8)	No separate consideration will be received from the guarantees of the trust preferred securities. Debt securities may be purchased by each of the AXIS Capital Trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the AXIS Capital Trusts.

PROSPECTUS

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares,

Debt Securities, Warrants, Purchase Contracts

and Purchase Units

AXIS Capital Trust I

AXIS Capital Trust II

AXIS Capital Trust III

Trust Preferred Securities Fully and Unconditionally

Guaranteed by AXIS Capital Holdings Limited

We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or purchase units consisting of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III are Delaware statutory trusts. Each AXIS Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each AXIS Capital Trust.

In addition, selling securityholders may, from time to time, sell any of these securities, as described under “Selling Securityholders” and in any prospectus supplement. We will not receive any of the proceeds from the sale of these securities by any selling securityholders.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “AXS.”

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2008.

PROSPECTUS SUMMARY

This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited and the AXIS Capital Trusts with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we, and in the case of an offering of trust preferred securities, the AXIS Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or the AXIS Capital Trusts may offer. Each time we or the AXIS Capital Trusts sell securities, we or the AXIS Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the “BMA”) must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited (“AXIS Capital”) and its direct and indirect subsidiaries and branches, including AXIS Specialty Limited (“AXIS Specialty Bermuda”), AXIS Specialty Europe Limited (“AXIS Specialty Europe”), AXIS Specialty Insurance Company (“AXIS Specialty U.S.”), AXIS Re Limited (“AXIS Re Ltd.”), AXIS Reinsurance Company (“AXIS Re U.S.”), AXIS Surplus Insurance Company (“AXIS Surplus”), AXIS Insurance Company (“AXIS Insurance”), AXIS Specialty Holdings Ireland Limited (“AXIS Ireland Holdings”), AXIS Re Europe, AXIS Specialty London, Combined Specialty Group, Inc., AXIS Specialty UK Holdings Limited (“AXIS U.K. Holdings”), AXIS Specialty U.S. Services, Inc. (“AXIS Services”), AXIS Specialty Global Holdings Limited and AXIS Specialty U.S. Holdings, Inc. unless the context suggests otherwise. As used in this prospectus, references to the “AXIS Capital Trusts” refer to AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise. All share amounts, per share data and strike prices contained in this prospectus have been adjusted to reflect an 8 for 1 share split that was effected on June 30, 2003.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, including our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, before making an investment decision.

Risks Related to the Company

Our results of operations and financial condition could be materially adversely affected by the occurrence of natural and man-made disasters.

We have substantial exposure to unexpected losses resulting from natural disasters, man-made catastrophes and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, fires, war, acts of terrorism, political instability and other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of claims from catastrophic events is likely to result in substantial volatility in our results of operations or financial condition for any fiscal quarter or year. This volatility is compounded by accounting regulations that do not permit reinsurers to reserve for catastrophic events until they occur. Although we attempt to manage our exposure to such events, a single catastrophic event could affect multiple geographic zones or the frequency or severity of catastrophic events could exceed our estimates. In addition, increases in the values and concentrations of insured property and demand surge caused by the frequency of events may generate more volatility in the level of losses from catastrophic events.

The occurrence of one or more catastrophic events could have a material adverse effect on our results of operations or financial condition and our ability to write new business. For example, in 2005, we incurred estimated net losses and loss expenses of $1,019 million from Hurricanes Katrina, Rita and Wilma, which materially reduced our net income in that year.

We could face unanticipated losses from war, terrorism and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

We have substantial exposure to unexpected losses resulting from war, acts of terrorism and political instability. In certain instances, we specifically insure and reinsure risks resulting from acts of terrorism. Even in cases where we attempt to exclude losses from terrorism and certain other similar risks from some coverage’s written by us, there can be no assurance that a court or arbitration panel will limit interpret policy language or otherwise issue a ruling favorable to us. Accordingly, we can offer no assurance that our reserves will be adequate to cover losses when they materialize.

We have limited terrorism coverage in our reinsurance program for our exposure to catastrophe losses related to acts of terrorism. Furthermore, although the Terrorism Risk Insurance Extension Act (“TRIEA”) provides benefits in the event of certain acts of terrorism, those benefits are subject to a deductible and to other limitations. Under TRIEA, once our losses attributable to certain acts of terrorism exceed 20% of our direct commercial property and casualty insurance premiums for the preceding calendar year, the federal government will reimburse us for 85% of such losses in excess of this deductible. Notably, TRIEA does not provide coverage for reinsurance losses or for losses involving nuclear, biological, chemical or radiological events. Given the unpredictable frequency and severity of terrorism losses, as well as the limited terrorism coverage in our own reinsurance program, future losses from acts of terrorism, particularly those in our reinsurance segment or those involving nuclear, biological, chemical or radiological events, could materially and adversely affect our results of operations, financial condition and/or liquidity in future periods. TRIEA may not be extended beyond 2014.

Our political risk insurance book protects insureds with interests in foreign jurisdictions in the event governmental action prevents them from exercising their contractual rights and may also protect their assets against physical damage perils. This may include risks arising from expropriation, forced abandonment, license cancellation, trade embargo, contract frustration, non-payment, war on land or political violence (including terrorism, revolution, insurrection and civil unrest). Political risk insurance is typically provided to financial institutions, equity investors, exporters, importers, export credit agencies and multilateral agencies in an array of industries, in connection with investments and contracts in both emerging markets and developed countries.

Our political risk line also protects insureds in foreign jurisdictions against non-payment coverage on specific loan obligations as a result of commercial as well as political risk events. The majority of our exposures are on loan obligations which are heavily collateralized. This product is typically purchased by banks involved in trade finance, acquisition finance, working capital finance, bridge finance, reserve base lending or future flow transactions.

The occurrence of loss triggering events in our terrorism or political risk books could have a material adverse effect on our results of operations or financial condition and our ability to write new business.

If actual claims exceed our loss reserves, our financial results could be adversely affected.

While we believe that our loss reserves at December 31, 2007 are adequate, new information, events or circumstances, unknown at the original valuation date, may lead to future developments in our ultimate losses significantly greater or less than the reserves currently provided. The actual final cost of settling both claims outstanding at December 31, 2007 and claims expected to arise from unexpired period of risk is uncertain. There are many other factors that would cause our reserves to increase or decrease, which include, but are not limited to, changes in claim severity, changes in the expected level of reported claims, judicial action changing the scope and/or liability of coverage, changes in the regulatory, social and economic environment and unexpected changes in loss inflation.

The uncertainty in our reserve estimate is particularly pronounced for a company like ours that has a limited operating history and therefore relies more upon industry benchmarks. To reduce some of the uncertainty, management performs an analysis of additional factors to be considered when establishing our anticipated cost of claims incurred but not yet reported to us (“IBNR”), intended to enhance our best estimate beyond quantitative techniques. At December 31, 2007, we recorded additional IBNR for uncertainties relating to the timing of the emergence of claims. Although time lags are incorporated within the actuarial methods discussed above, these rely on industry experience which may not be indicative of our business. For example, the low frequency, high severity nature of much of our business, together with the vast and diverse expanse of our worldwide exposures, may limit the usefulness of claims experience of other insurers and reinsurers for similar types of business.

Changes to our previous estimate of prior year loss reserves can impact the reported calendar year underwriting results by worsening our reported results if reserves prove to be deficient or improving our reported results if reserves prove to be redundant. If our net income is insufficient to absorb a required increase in our loss reserves, we would incur an operating loss and could incur a reduction of our capital.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our results of operations or financial condition.

We seek to mitigate our loss exposure by writing a number of our insurance and reinsurance contracts on an excess of loss basis. Excess of loss insurance and reinsurance indemnifies the insured against losses in excess of a specified amount. In addition, we limit the program size for each client on our insurance business and purchase reinsurance for many of our lines of business. In the case of proportional reinsurance treaties, we seek per occurrence limitations or loss and loss expense ratio caps to limit the impact of losses from any one event. In proportional reinsurance, the reinsurer shares a proportional part of the premiums and losses of the reinsured. We cannot be sure that any of these loss limitation methods will be effective and mitigate our loss exposure. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone’s limits. Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum negotiated to limit our risks may not be enforceable in the manner we intend. As a result of these risks, one or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our results of operations or financial condition.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued. One example of an emerging coverage and claims issue is larger settlements and jury awards against professionals and corporate directors and officers covered by professional liability and directors’ and officers’ liability insurance. Another recent example of an emerging coverage and claims issue is whether the substantial losses from the 2005 hurricanes were the result of storm surge, which is sometimes covered by insurance, or flood, which generally is not covered.

The risk associated with reinsurance underwriting could adversely affect us.

In our reinsurance business, we do not separately evaluate each of the individual risks assumed under reinsurance treaties. This is common among reinsurers. Therefore, we are largely dependent on the original underwriting decisions made by insurers that reinsure their liabilities, or ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

We could be materially adversely affected to the extent that managing general agents, general agents and other producers in our program business exceed their underwriting authorities or otherwise breach obligations owed to us.

In the program business conducted by our insurance segment, following our underwriting, financial, claims and information technology due diligence reviews, we authorize managing general agents, general agents and other producers to write business on our behalf within underwriting authorities prescribed by us. Once a program incepts, we must rely on the underwriting controls of these agents to write business within the underwriting authorities provided by us. Although we monitor our programs on an ongoing basis, our monitoring efforts may not be adequate or our agents may exceed their underwriting authorities or otherwise breach obligations owed to us. To the extent that our agents exceed their authorities or otherwise breach obligations owed to us in the future, our results of operations and financial condition could be materially adversely affected.

If we choose to purchase reinsurance, we may be unable to do so, and if we successfully purchase reinsurance, we may be unable to collect.

We purchase reinsurance for our insurance and reinsurance operations in order to mitigate the volatility of losses upon our financial results. A reinsurer’s insolvency, or inability or refusal to make payments under the terms of its reinsurance agreement with us, could have a material adverse effect on our business because we remain liable to the insured.

From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. For example, following the occurrence of hurricanes in 2004 and 2005, terms and conditions in the reinsurance markets generally became less attractive to purchasers of reinsurance. Accordingly, we may not be able to obtain our desired amounts of reinsurance. In addition, even if we are able to obtain such reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance from entities with satisfactory creditworthiness.

If we experience difficulties with technology and/or data security our ability to conduct our business might be negatively impacted.

While technology can streamline many business processes and ultimately reduce the cost of operations, technology initiatives present certain risks. Our business is highly dependent upon our employees’ and outsourcers’ ability to perform, in an efficient and uninterrupted fashion, necessary business functions, such as processing policies and paying claims. A shutdown of, or inability to, access one or more of our facilities, a power outage, or a failure of one or more of our information technology, telecommunications or other systems could significantly impair our ability to perform such functions on a timely basis. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of our ability to write and process business, provide customer service, pay claims in a timely manner or perform other necessary business functions. Computer viruses, hackers and other external hazards could expose our data systems to security breaches. These risks could expose us to data loss and damages. As a result, our ability to conduct our business might be adversely affected.

Since we depend on a few brokers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

We market our insurance and reinsurance worldwide primarily through insurance and reinsurance brokers. Marsh & McLennan Companies, Inc, including its subsidiary Guy Carpenter & Company, Inc., Aon Corporation and Willis Group Holdings Ltd., provided a total of 50% of our gross premiums written during 2007. These brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that may compete with us. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

Our reliance on brokers subjects us to their credit risk.

In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers pay these amounts over to the clients that have purchased insurance or reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a payment, we might remain liable to the insured or ceding insurer for the deficiency.

Conversely, in certain jurisdictions, when the insured or ceding insurer pays premiums for these policies to brokers for payment over to us, these premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with brokers with whom we transact business.

We could be adversely affected by the loss of one or more key executives or by an inability to attract and retain qualified personnel.

Our success depends on our ability to retain the services of our existing key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executives or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. We do not maintain key man life insurance policies with respect to our employees, except for our Chief Executive Officer and President, John R. Charman. There can be no assurance that we will be successful in identifying, hiring or retaining successors on terms acceptable to us or on any terms.

Under Bermuda law, non-Bermudians, with some limited exceptions, may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government only upon showing that, after proper public advertisement, no Bermudian or spouse of a Bermudian, holder of a permanent resident’s certificate or holder of a working resident’s certificate is available who meets the minimum standard requirements for the advertised position. In 2001, the Bermuda government announced a new immigration policy limiting the duration of work permits to six years, with specified exemptions for “key” employees. In March 2004, the Bermuda government announced an amendment to the immigration policy which expanded the categories of occupations recognized by the government as “key” and for which businesses are eligible to apply for holders of jobs in those categories to be exempt from the six to nine year term limits. The categories include senior executives (chief executive officers, presidents through vice presidents), managers with global responsibility, senior financial posts (treasurers, chief financial officers through controllers, specialized qualified accountants, quantitative modeling analysts), certain legal professionals (general counsels, specialist attorneys, qualified legal librarians and knowledge managers), senior insurance professionals (senior underwriters, senior claims adjustors), experienced/specialized brokers, actuaries, specialist investment traders/analysts and senior information technology engineers/managers. All executive officers who work in our Bermuda office that require work permits have obtained them.

Market Risks

A decline in our investment performance could reduce our profitability.

We derive a significant portion of our income from our cash and investments, in amounts which have increased in recent years driven by factors including the increased size of our invested assets. As a result, our financial results depend in increasing part on the performance of our investment portfolio, which primarily contains fixed maturity securities, such as bonds and mortgage-backed securities. Our operating results are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk.

As our invested assets have grown substantially in recent years and have come to effect a comparably greater contribution to our financial results, a failure to successfully execute our investment strategy could have a significant adverse effect on our overall results. The market value of our fixed maturity investments is subject to fluctuation depending on changes in various factors, including prevailing interest rates. As a result of large reinsurance or insurance losses, we may be forced to liquidate our investments at times and prices that are not optimal, which could have a material adverse effect on the performance of our investment portfolio.

Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

In addition, our fixed maturity portfolio includes mortgage-backed securities. As of December 31, 2007, mortgage-backed securities constituted approximately 33% of our total cash and investments. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates. In periods of increasing interest rates, these investments are exposed to extension risk, which occurs when the holders of underlying mortgages reduce the frequency on which they prepay the outstanding principal before the maturity date and delay any refinancing of the outstanding principal.

In recent years we have allocated a portion of our portfolio to other investments which have different risk characteristics than our traditional fixed maturity securities and short term investment portfolios. These other investments primarily consist of CLOs, credit funds, hedge funds and a short duration high yield fund. At December 31, 2007, other investments constituted 6% of our total cash and investments. These other investments are recorded on our consolidated balance sheet at fair value. The fair value of certain of these investments is generally established on the basis of the net valuation criteria established by the managers of such investments. These net valuations are determined based upon the valuation criteria established by the governing documents of the investments. Due to a lag in the valuations reported by the fund managers, the majority of our credit funds are reported on a one month lag. Such valuations may differ significantly from the values that would have been used had ready markets existed for these investments. Many of the investments are subject to restrictions on redemptions and sales which are determined by the governing documents and limit our ability to liquidate these investments in the short term. These investments expose us to market risks including interest rate risk, foreign currency risk and credit risk. Because we are unable to precisely quantify these risks as we do not have timely access to the securities underlying each investment, these risks could result in a material adverse change to our investment performance.

Our operating results may be adversely affected by currency fluctuations.

Our functional currency is the U.S. dollar. However, a portion of our gross premiums are written in currencies other than the U.S. dollar. A portion of our loss reserves and investments are also in non-U.S. currencies. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results. Although from time to time, we may purchase instruments to hedge our currency exposures, there is no guarantee that we will successfully structure those hedges so as to effectively manage our exposure to foreign exchange losses.

Liquidity Risks

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully, the frequency and severity of catastrophic events and our ability to establish premium rates and reserves at levels sufficient to cover losses. We may need to raise additional funds through financings. If we are unable to do so, it may curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on terms that are not favorable to us.

Equity financings could be dilutive to our existing shareholders and could result in the issuance of securities that have rights, preferences and privileges that are senior to those of our other securities. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

Our inability to obtain the necessary credit could affect our ability to offer reinsurance in certain markets.

Neither AXIS Specialty Bermuda nor AXIS Re Ltd. is licensed or admitted as an insurer or reinsurer in any jurisdiction other than Bermuda and Ireland, respectively. Because the U.S. and some other jurisdictions do not permit insurance companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted insurers unless appropriate security mechanisms are in place, our reinsurance clients in these jurisdictions typically require AXIS Specialty Bermuda and AXIS Re Ltd. to provide letters of credit or other collateral. Our credit facility is used to post letters of credit. However, if our credit facility is not sufficient or if we are unable to renew the credit facility or are unable to arrange for other types of security on commercially reasonable terms, AXIS Specialty Bermuda and AXIS Re Ltd. could be limited in their ability to write business for some of our clients.

Risk Related to the Insurance and Reinsurance Industry

Competition in the insurance industry could reduce our risk margins

The insurance and reinsurance industry is highly competitive. We compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and with Lloyds’ underwriting syndicates, some of which have greater financial, marketing and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have recently created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could have a material adverse effect on our growth and profitability.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

The insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly.

Risk Related to Regulatory and other Governmental Developments

The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

Our insurance and reinsurance subsidiaries conduct business globally including in 50 states of the United States and the District of Columbia. Our businesses in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of the jurisdictions in which our insurance and reinsurance subsidiaries are domiciled require, among other things, that these subsidiaries maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, participate in guaranty funds and submit to periodic examinations of their financial condition. These laws and regulations also sometimes restrict payments of dividends and reductions of capital. These statutes, regulations and policies may also restrict the ability of these subsidiaries to write insurance and reinsurance policies, to make certain investments and to distribute funds. The purpose of insurance laws and regulations generally is to protect insureds and ceding insurance companies, not our shareholders. We may not be able to comply fully with, or obtain appropriate exemptions from, these statutes and regulations. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we conduct business and could subject us to fines and other sanctions. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have an adverse effect on our business.

Potential government intervention in our industry as a result of recent events and instability in the marketplace for insurance products could hinder our flexibility and negatively affect the business opportunities that may be available to us in the market.

Government intervention and the possibility of future government intervention have created uncertainty in the insurance and reinsurance markets. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers and reinsurers. An example of such intervention was the expansion of the Florida Hurricane Catastrophe Fund in 2007, which increased the capacity of the Fund to compete against commercial providers of catastrophe reinsurance. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by, among other things:

•	Providing reinsurance capacity in markets and to consumers that we target;

•	Requiring our further participation in industry pools and guaranty associations;

•	Expanding the scope of coverage under existing policies; e.g., following large disasters;

•	Further regulating the terms of insurance and reinsurance policies; or

•	Disproportionately benefiting the companies of one country over those of another.

Risk Related to our Company Structure

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.

AXIS Capital is a holding company and has no direct operations of its own. AXIS Capital has no significant operations or assets other than its ownership of the shares of its operating insurance and reinsurance subsidiaries, AXIS Specialty Bermuda, AXIS Re Ltd., AXIS Specialty Europe, AXIS Re U.S., AXIS Specialty U.S., AXIS Surplus and AXIS Insurance (collectively, our “Insurance Subsidiaries”) and its ownership of the shares of AXIS Services. Dividends and other permitted distributions from our Insurance Subsidiaries are our primary source of funds to meet ongoing cash requirements, including debt service payments and other expenses, and to pay dividends to our shareholders. Our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends and make distributions. The inability of our Insurance Subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our business and our ability to pay dividends and make payments on our indebtedness.

AXIS Capital is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

AXIS Capital is incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Risk Relating to our Charter Documents and Applicable Law

There are provisions in our charter documents that may reduce or increase the voting rights of our shares.

Our bye-laws generally provide that shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our shares. Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share.

Moreover, these provisions could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. In addition, our board of directors may limit a shareholder’s exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

There are provisions in our bye-laws that may restrict the ability to transfer common shares and which may require shareholders to sell their common shares.

Our board of directors may decline to register a transfer of any common shares under some circumstances, including if they have reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer. Our bye-laws also provide that if our board of directors determines that share ownership by a person may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, then we have the option, but not the obligation, to require that shareholder to sell to us or to third parties to whom we assign the repurchase right for fair market value the minimum number of common shares held by such person which is necessary to eliminate the non-de minimis adverse tax, legal or regulatory consequences.

Applicable insurance laws may make it difficult to effect a change of control of our company.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the acquiror, the integrity and management of the acquiror’s board of directors and executive officers, the acquiror’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our U.S. subsidiaries, the insurance change of control laws of Connecticut, Illinois and New York would likely apply to such a transaction.

In addition, any person who, directly or indirectly, becomes a holder of at least 10%, 20%, 33% or 50% of the common shares of AXIS Capital must notify the BMA in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. The BMA may, by written notice, object to such a person if it appears to the BMA that the person is not fit and proper to be such a holder. The BMA may require the holder to reduce its holding of common shares in AXIS Capital and direct, among other things, that voting rights attaching to the common shares shall not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offence.

For so long as AXIS Capital has as a subsidiary an insurer registered under the Insurance Act 1978, the BMA may at any time, by written notice, object to a person holding 10% or more of its common shares if it appears to the BMA that the person is no longer fit and proper to be such a holder. In such a case, the BMA may require the shareholder to reduce its holding of common shares in AXIS Capital and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the BMA will be guilty of an offence.

In addition, the Insurance Acts and Regulations in Ireland require that anyone acquiring or disposing of a direct or indirect holding in an Irish authorized insurance company (such as AXIS Specialty Europe) that represents 10% or more of the capital or of the voting rights of such company or that makes it possible to exercise a significant influence over the management of such company, or anyone who proposes to decrease or increase that holding to specified levels, must first notify the Irish Regulatory Authority of their intention to do so. They also require any Irish authorized insurance company that becomes aware of any acquisitions or disposals of its capital involving the specified levels to notify the Irish Regulatory Authority. The specified levels are 20%, 33% and 50% or such other level of ownership that results in the company becoming the acquiror’s subsidiary within the meaning of article 20 of the European Communities (non-Life Insurance) Framework Regulations 1994.

The Irish Regulatory Authority has three months from the date of submission of a notification within which to oppose the proposed transaction if the Irish Regulatory Authority is not satisfied as to the suitability of the acquiror in view of the necessity “to ensure prudent and sound management of the insurance undertaking concerned.” Any person owning 10% or more of the capital or voting rights or an amount that makes it possible to exercise a significant influence over the management of AXIS Capital would be considered to have a “qualifying holding” in AXIS Specialty Europe.

While our bye-laws limit the voting power of any shareholder to less than 9.5%, there can be no assurance that the applicable regulatory body would agree that a shareholder who owned 10% or more of our shares did not, because of the limitation on the voting power of such shares, control the applicable Insurance Subsidiary.

These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of us, including transactions that some or all of our shareholders might consider to be desirable.

Anti-takeover provisions in our bye-laws could impede an attempt to replace our directors or to effect a change in control, which could diminish the value of our common shares.

Our bye-laws contain provisions that may make it more difficult for shareholders to replace directors and could delay or prevent a change of control that a shareholder might consider favorable. These provisions include a staggered board of directors, limitations on the ability of shareholders to remove directors other than for cause, limitations on voting rights and restrictions on transfer of our common shares.

These provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our shares if they are viewed as discouraging takeover attempts in the future.

Taxation Risks

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given each of AXIS Capital and AXIS Specialty Bermuda an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to AXIS Capital, AXIS Specialty Bermuda or any of their respective operations, shares, debentures or other obligations until March 28, 2016. Given the limited duration of the Minister of Finance’s assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Our non-U.S. companies may be subject to U.S. tax that may have a material adverse effect on our results of operations.

AXIS Capital and AXIS Specialty Bermuda are Bermuda companies, AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited are Irish companies and AXIS U.K. Holdings is a U.K. company. We intend to manage our business so that each of these companies will operate in such a manner that none of these companies should be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on some types of U.S. source investment income), because none of these companies should be treated as engaged in a trade or business within the United States. However, because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service (the “IRS”) will not contend successfully that any of AXIS Capital or its non-U.S. subsidiaries is/are engaged in a trade or business in the United States. If AXIS Capital or any of its non-U.S. subsidiaries were considered to be engaged in a trade or business in the United States, it could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business. If this were to be the case, our results of operations could be materially adversely affected.

Our non-U.K. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations.

We intend to operate in such a manner so that none of our companies, other than AXIS U.K. Holdings, should be resident in the United Kingdom for tax purposes and that none of our companies, other than AXIS Ireland Holdings and AXIS Specialty Europe, should have a permanent establishment in the United Kingdom. Accordingly, we expect that none of our companies other than AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe should be subject to U.K. tax. Nevertheless, because neither case law nor U.K. statutes conclusively define the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of our companies, in addition to AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom and therefore subject to U.K. tax. If this were the case, our results of operations could be materially adversely affected.

Our non-Irish companies may be subject to Irish tax that may have a material adverse effect on our results of operations.

We intend to operate in such a manner so that none of our companies, other than AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited should be resident in Ireland for tax purposes and that none of our companies, other than AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited should be treated as carrying on a trade through a branch or agency in Ireland.

Accordingly, we expect that none of our companies other than AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited should be subject to Irish corporation tax. Nevertheless, since the determination as to whether a company is resident in Ireland is a question of fact to be determined based on a number of different factors and since neither case law nor Irish legislation conclusively defines the activities that constitute trading in Ireland through a branch or agency, the Irish Revenue Commissioners might contend successfully that any of our companies, in addition to AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited, is resident in or otherwise trading through a branch or agency in Ireland and therefore subject to Irish corporation tax. If this were the case, our results of operations could be materially adversely affected.

If corporate tax rates in Ireland increase, our results of operations could be materially adversely affected.

Trading income derived from the insurance and reinsurance businesses carried on in Ireland by AXIS Specialty Europe and AXIS Re Ltd. is generally taxed in Ireland at a rate of 12.5%. Over the past number of years, various EU member states have, from time to time, called for harmonization of corporate tax rates within the EU. Ireland, along with other member states, has consistently resisted any movement towards standardized corporate tax rates in the EU. The Government of Ireland has also made clear its commitment to retain the 12.5% rate of corporation tax until at least the year 2025. If, however, tax laws in Ireland change so as to increase the general corporation tax rate in Ireland, our results of operations could be materially adversely affected.

If investments held by AXIS Specialty Europe or AXIS Re Ltd. are determined not to be integral to the insurance and reinsurance businesses carried on by those companies, additional Irish tax could be imposed and our business and financial results could be materially adversely affected.

Based on administrative practice, taxable income derived from investments made by AXIS Specialty Europe and AXIS Re Ltd. is generally taxed in Ireland at the rate of 12.5% on the grounds that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. AXIS Specialty Europe and AXIS Re Ltd. intend to operate in such a manner so that the level of investments held by such companies does not exceed the amount that is integral to the insurance and reinsurance businesses carried on by AXIS Specialty Europe and AXIS Re Ltd. If, however, investment income earned by AXIS Specialty Europe or AXIS Re Ltd. exceeds these thresholds, or if the administrative practice of the Irish Revenue Commissioners changes, Irish corporation tax could apply to such investment income at a higher rate (currently 25%) instead of the general 12.5% rate, and our results of operations could be materially adversely affected.

If you acquire 10% or more of AXIS Capital’s shares, you may be subject to taxation under the “controlled foreign corporation” (“CFC”) rules.

Under certain circumstances, a “10% U.S. Shareholder” (as defined in “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation”) of a foreign corporation that is a CFC (as defined in “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation”) for an uninterrupted period of 30 days or more during a taxable year must include in gross income for U.S. federal income tax purposes such “10% U.S. Shareholder’s” pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed to such 10% U.S. Shareholder. “Subpart F income” of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation.

We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person (as defined in “Material Tax Consideration—Taxation of Holders of Our Shares —United States Taxation”) who acquires shares of AXIS Capital directly or indirectly through one or more foreign entities should be required to include our “subpart F income” in income under the CFC rules of the Internal Revenue Code of 1986, as amended (the “Code”). See “Description of Share Capital” which describes these provisions. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge, in which case your investment could be materially adversely affected. See “Material Tax Considerations—Taxation of Holders of Our Shares —United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations.”

U.S. Persons who hold shares may be subject to U.S. federal income taxation at ordinary income rates on their proportionate share of our “related party insurance income” (“RPII”).

If the “related party insurance income” or “RPII” of any of AXIS Specialty Bermuda, AXIS Re Ltd. and AXIS Specialty Europe (each a “Non-U.S. Insurance Subsidiary”) were to equal or exceed 20% of that company’s gross insurance income in any taxable year, U.S. persons are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the voting power or value of AXIS Capital and direct or indirect insureds (and persons related to those insureds) own directly or indirectly through entities 20% or more of the voting power or value of AXIS Capital, then a U.S. Person who owns any shares of AXIS Capital (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person’s pro rata share of such company’s RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of each such company’s gross insurance income, and we do not expect the direct or indirect insureds of each Non-U.S. Insurance Subsidiary (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond our control. If these thresholds are met or exceeded, and if you are an affected U.S. Person, your investment could be materially adversely affected. See “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation—The RPII CFC Provisions.”

U.S. Persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on a portion of their gain, if any.

The RPII rules provide that if a U.S. Person disposes of shares in a foreign insurance corporation in which U.S. Persons are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the voting power or value of the corporation (even if the amount of gross RPII is less than 20% of the corporation’s gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as a dividend to the extent of the holder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder. These RPII rules should not apply to dispositions of our shares because AXIS Capital will not itself be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts, or otherwise, might have retroactive effect. The Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof to us is uncertain. See “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation—The RPII CFC Provisions.”

U.S. Persons who hold shares will be subject to adverse tax consequences if we are considered to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

If AXIS Capital is considered a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes, a U.S. Person who owns any shares of AXIS Capital will be subject to adverse tax consequences, including subjecting the investor to a greater tax liability than might otherwise apply and subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed, in which case your investment could be materially adversely affected. In addition, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of the shares which might otherwise be available under U.S. federal income tax laws. We believe that we are not, have not been, and currently do not expect to become, a PFIC for U.S. federal income tax purposes. We cannot assure you, however, that we will not be deemed a PFIC by the IRS. If we were considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation. See “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation—Passive Foreign Investment Companies.”

U.S. tax-exempt organizations who own our shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization, which generally would be the case if either we are a CFC and the tax-exempt shareholder is a 10% U.S. Shareholder or there is RPII, certain exceptions do not apply and the tax-exempt organization owns any shares of AXIS Capital. Although we do not believe that any U.S. Persons should be allocated such insurance income, we cannot be certain that this will be the case. See “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations” and “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation—The RPII CFC Provisions.” Potential U.S. tax-exempt investors are advised to consult their tax advisors.

Changes in U.S. federal income tax law could materially adversely affect an investment in our shares.

Legislation has been introduced in the U.S. Congress intended to eliminate some perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. It is possible that similar legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on us.

In addition, the U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business or is a PFIC, or whether U.S. holders would be required to include “subpart F income” or RPII in their gross income, are subject to change, possibly on a retroactive basis. No regulations regarding the application of the PFIC rules to insurance companies are currently in effect, and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when, or in what form, such regulations or pronouncements may be provided, and whether such guidance will have a retroactive effect.

The impact of Bermuda’s letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.

The Organization for Economic Cooperation and Development (the “OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and updated as of June 2004, September 2006, and October 2007, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward- looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “outlook,” “seeks,” “approximately” and “intend.” Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors”. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is a Bermuda-based holding company. Through our various operating subsidiaries and branches, we provide a broad range of insurance and reinsurance products to insureds and reinsureds worldwide with operations in Bermuda, Europe, Singapore and the United States. Our business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Re.

Our underwriting operations are organized around our two global underwriting platforms, AXIS Insurance and AXIS Re, and therefore we have determined that we have two reportable segments, insurance and reinsurance. Except for goodwill and intangible assets, we do not allocate our assets by segment as we evaluate the underwriting results of each segment separately from the results of our investment portfolio.

Our insurance segment offers specialty insurance products to a variety of niche markets on a global basis. The following are the lines of business in our insurance segment:

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Property: provides physical damage and business interruption coverage primarily for industrial and commercial properties and physical damage, business interruption and liability coverage for onshore energy properties and operations. The book consists of both primary and excess risks, some of which are catastrophe-exposed.

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Marine: provides coverage for hull, liability, cargo and specie and recreational marine risks. These risks include property damage or physical loss to ships, pollution damage caused by vessels on a sudden and accidental basis, protection for general cargo and the contents of armored cars, vaults, exhibitions and museums, and specific war related risks. This line of business also provides physical damage, business interruption and liability coverage for offshore energy property and operations.

•	Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.

•	Aviation: includes hull and liability and specific war coverage for passenger and cargo airlines and privately owned aircraft as well as select aviation product liability coverage.

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Political risk: provides protection against sovereign default or sovereign actions that result in the impairment of cross-border investments for banks and major corporations. This book also provides sovereign and corporate credit insurance within emerging markets, where lenders seek to mitigate the risk of non-payment from their borrowers.

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Professional lines: includes coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, media, cyber, technology and miscellaneous professional liability coverage.

•

Liability: primarily targets general liability and umbrella and excess liability in the U.S. excess and surplus lines markets. Target classes include mercantile, manufacturing and building/premises, with particular emphasis on commercial and consumer products, commercial construction and miscellaneous general liability.

•	Accident & Health: primarily provides employee medical coverage for self-insured, small and medium sized employers for losses in excess of a retention.

The following are the lines of business in our reinsurance segment:

•

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our ceding company clients. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis, meaning that our exposure only arises when our customers’ claims exceed a certain retained amount.

•

Property: includes reinsurance written on both a pro rata and a per risk basis and covers underlying personal lines and commercial property exposures. Property pro rata treaty reinsurance covers a cedent’s aggregate losses from all events in the covered period on a proportional basis. Property per risk treaty reinsurance reinsures a portfolio of particular property risks of ceding companies on an excess of loss basis.

•	Professional Liability: covers directors’ and officers’ liability, employment practices liability, medical malpractice and miscellaneous errors and omissions insurance risks.

•

Credit and Bond: consists principally of reinsurance of trade credit insurance products and includes both proportional and excess-of loss structures. The underlying insurance indemnifies sellers of goods and services against a payment default by the buyer of those goods and services. Also included in this book is coverage for ceding insurers against losses arising from a broad array of surety bonds issued by bond insurers principally to satisfy regulatory demands in a variety of jurisdictions around the world, but predominantly in Europe.

•

Motor: provides coverage to insurers for motor liability losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

•	Liability: provides coverage to insurers of standard casualty lines, including auto liability, general liability, personal and commercial umbrella and workers’ compensation.

•	Other: includes aviation, engineering, marine, personal accident and crop reinsurance.

Our long-term business strategy focuses on utilizing our management’s extensive expertise, experience and long-standing market relationships to identify and underwrite attractively priced risks while delivering insurance and reinsurance solutions to our customers. Our underwriters worldwide are focused on constructing a portfolio of risks that effectively utilizes our capital while optimizing the risk-reward characteristics of the portfolio. We exercise disciplined underwriting practices and manage a diverse book of business while we seek to maximize our profitability and generate superior returns on equity. To afford ourselves ample opportunity to construct a portfolio diversified by product and geography that meets our profitability and return objectives, we have implemented organic growth strategies in key markets worldwide.

We began operations in November 2001. Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

AXIS CAPITAL TRUSTS

We created three Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each AXIS Capital Trust and its trustees. The AXIS Capital Trusts are named AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

An Amended and Restated Declaration of Trust for each of the AXIS Capital Trusts will contain the terms and conditions under which the AXIS Capital Trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that AXIS Capital Trust. Copies of the declarations are or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•

issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for an additional amount of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

The AXIS Capital Trusts will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of their assets or otherwise undertake or permit to be undertaken any activity that would cause them to not be classified as grantor trusts for U.S. federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the AXIS Capital Trusts.

Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust will have a term of 30 years, but may end earlier if its declaration so provides.

We will pay all fees and expenses related to each AXIS Capital Trust and the offering of the trust preferred securities by each AXIS Capital Trust.

The principal place of business of each AXIS Capital Trust is c/o AXIS Capital Holdings Limited, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number is (441) 496-2600.

The trustees of each AXIS Capital Trust will conduct the business and affairs of their respective AXIS Capital Trust. The trustees’ duties and obligations will be governed by the declaration of their respective AXIS Capital Trust. Each AXIS Capital Trust’s trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective AXIS Capital Trust.

Each AXIS Capital Trust will include the following trustees:

•	at least one administrative trustee, who is an officer of or a person employed by us or our subsidiaries;

•

at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the AXIS Capital Trust’s institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each AXIS Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at 502 White Clay Center, Route 273, Newark, Delaware 19711.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used for general corporate purposes. The AXIS Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the interest portion on operating leases.

	Years Ended December 31,
	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	22.7	31.8	4.2	83.0	314.9

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material provisions of our memorandum of association and bye-laws, the shareholders agreement among substantially all of our founding shareholders and the outstanding warrants to purchase our common shares. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. In this section, “we,” “us” and “our” refer to AXIS Capital and not any of our subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share.

Common Shares

Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights.

Dividends

Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Liquidation, Dissolution or Winding-Up

In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a U.S. Person (as defined in “Material Tax Considerations—Taxation of Holders of Our Shares—United States Taxation”) or the shares held by a Direct Foreign Shareholder Group (as defined below) would constitute 9.5% or more of the votes conferred by the issued shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all common shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not U.S. Persons.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

Warrants

In connection with our formation, we issued warrants to purchase common shares to some of our founding shareholders. The terms of the warrants provide that they are exercisable at any time prior to November 20, 2011. The warrants are subject to anti-dilution provisions that apply in the event of dividends, distributions or stock adjustments. In the event of a cash dividend, a warrant holder may elect to take either an adjustment to both the exercise price and the number of shares issuable upon exercise of the warrants or to take a cash dividend that is paid upon exercise of the warrant.

The following table shows the number of warrants to purchase common shares outstanding and the exercise price thereof as of December 31, 2007:

Holder	Warrants to Acquire Common Shares	Exercise Price
Trident II, L.P.	16,918,312	$12.50
Marsh & McLennan Capital Professionals Fund, L.P.	473,264	12.50
Marsh & McLennan Employees’ Securities Company, L.P.	476,528	12.50
Dragon Holdings Trust	1,164,920	11.51
JR Charman Children’s Settlement	388,304	11.51
Robert J. Newhouse, Jr.	71,808	12.50
Robert J. Newhouse, III	53,856	12.50
Stephan F. Newhouse	125,656	12.50

Total	19,672,648

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as our board of directors may determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital shares, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue or be payable on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such preference amounts, if any, as may be payable in case of our liquidation, dissolution or winding up.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series that pay dividends on a cumulative basis or for the immediately preceding dividend period of the other class or series of preference shares that pay dividends on a non-cumulative basis. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding that pay dividends on a cumulative basis or for the immediately preceding dividend period on all of the preference shares then outstanding that pay dividends on a non-cumulative basis are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable or payable with respect to such dividend period, as applicable, on each class or series for all past dividend periods bear to the total dividends then accumulated and payable or payable with respect to such dividend period, as applicable, for all past dividend periods on all outstanding preference shares.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Under Bermuda law, AXIS Capital may not declare or pay a dividend if there are reasonable grounds for believing that AXIS Capital is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of AXIS Capital’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, our Insurance Subsidiaries (with the exception of AXIS Re Ltd.) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors—Risk Related to our Company Structure—Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.”

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. If dividends on such class or series of preference shares are cumulative, holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

The applicable prospectus supplement for any class or series of preference shares will state the terms, if any, on which such class or series of preference shares will be redeemable, whether in whole or in part, on a mandatory basis, at our option or at the option of the holder.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

Conversion Rights

The terms of preference shares of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of preference shares upon conversion or exchange would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as otherwise stated in the applicable prospectus supplement and in the certificate of designation establishing such series of preference shares or as required by applicable law, the holders of preference shares will have no general voting rights, which means that they will not be entitled to vote on matters submitted to a vote of our common shareholders.

The applicable prospectus supplement for a series may provide for special voting rights, including that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount or for an aggregate period specified in the applicable prospectus supplement, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may also provide that rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares.

Holders of preference shares would be entitled to vote in the event we were to merge into or amalgamate with another company. The approval of the holders of a majority of the preference shares would be required, voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)

we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions described above, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors. Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 12 persons and is divided into three classes. Each director serves a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting by the affirmative vote of shareholders holding a majority of the aggregate voting power of all of our issued and outstanding shares, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before that meeting. Such vacancy will be filled by the shareholders at the meeting at which such director is removed. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, from an increase in the size of the board of directors or from a vacancy left unfilled at a general meeting.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

Voting of Subsidiary Shares. If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

Amendment. Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Restrictions on Transfer of Shares

Our board of directors may decline to register a transfer of any common shares or preference shares (1) if it appears to the board of directors, in its sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Acquisition of Shares by Us

Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder’s ownership of common shares or preference shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares or preference shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares’ fair market value.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued common shares or preference shares as it determines, including the issuance of any common shares or class or series of shares with preferred, deferred or other special rights.

The restrictions on transfer, voting restrictions, right to acquire shares and right to issue additional shares or a new class or series of shares described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control.

Differences in Corporate Law

The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws)

applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting.

Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors or a committee of disinterested directors and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders, and not by written consent, holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify and secure harmless out of our assets our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) (the “Indemnitees”) from and against all actions, costs, charges, losses, damages or expenses incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include such a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by our President or by our Chairman. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent. Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof who did not vote in favor of the amendment have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of shares.

Amendment of Bye-laws. Consistent with the Companies Act, AXIS Capital’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Shareholders Agreement

General. On December 31, 2002, we entered into a shareholders agreement with substantially all of our founding shareholders. The shareholders agreement may be amended only with our consent and the consent of the holders of 75% of the aggregate number of shares outstanding held by the parties to the shareholders agreement at the time. Amendments and modifications that adversely affect a shareholder party to the agreement in a manner different than any other shareholder party to the agreement may only be effected with the consent of such shareholder.

Tag-Along Rights. Pursuant to the terms of the shareholders agreement, generally if any shareholder party to such agreement (or a group of such shareholders) proposes to transfer 20% or more of our outstanding shares (in value or in voting power), then the other shareholders party to the shareholders agreement have a right (1) to notice of the terms and conditions of the transfer and (2) to participate proportionally in the transfer.

Registration Rights. Any shareholder party to the agreement who beneficially owned more than 8,000,000 shares on December 31, 2002 has the right to request registration for a public offering of all or a portion of its shares so long as such shares are “registrable securities” as defined in the shareholders agreement. Registrable securities include common shares or warrants and any securities issuable in respect of such shares or warrants, but exclude shares that may be sold pursuant to Rule 144(k) under the Securities Act. We will use commercially reasonable efforts to effect the registration of such shares, but will not be required to file a registration statement if (1) the aggregate proceeds expected to be received from such offering are less than $25,000,000 or (2) we have already effected one such requested registration in the previous four-month period. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on the offering, then the number of shares requested to be registered will be allocated pro rata among the participating shareholders. The holders of registration rights are limited in the total number of registration requests they can make, other than registrations made pursuant to a Form S-3.

Moreover, if we propose to register any common shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, our common shares under the Securities Act (other than shares to be issued pursuant to an employee benefits plan or similar plan or in connection with a merger, acquisition or similar transaction) for our own account or otherwise, we will offer those shareholders who are party to the shareholders agreement the opportunity, subject to certain conditions, to include their registrable securities in such registration statement. We must use all reasonable efforts to effect the sale of any such shares. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on such offering, then the number of shares requested to be registered will be allocated pro rata among the participating shareholders, provided that if we initiate a registration to sell our own shares, these shares will have priority in registration.

Indemnification. Pursuant to the shareholders agreement, we have agreed to hold harmless each shareholder party thereto selling shares in a registered offering from damages relating to a material omission or misstatement in the registration statement or prospectus for such offering, provided such omission or misstatement was not made based on information furnished to us by the shareholder. We also agreed to hold the underwriters for any such offering harmless on substantially the same basis. Each participating shareholder in a registered offering agrees to hold harmless us, our officers, directors, agents and the underwriters for such offering with respect to omissions or misstatements made based on information furnished by such shareholder.

Listing

Our common shares are listed on the NYSE under the trading symbol “AXS.” Our preference shares may be listed from time to time as set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is The Bank of New York, whose principal executive office is located at One Wall Street, New York, NY 10286. The transfer agent and registrar for each class or series of preference shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issues depositary shares that represent common shares or preference shares. The common shares or preference shares represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of depository receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preference shares, rather than full common shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or share of a particular series of preference shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares, in proportion to the numbers of the depositary shares owned by such holders. The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

Subject to Bermuda law, if preference shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the preference shares so redeemed. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related common shares or preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related common shares or preference shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole common shares or preference shares will not thereafter be entitled to deposit the common shares or preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preference shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such common shares or preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the common shares or preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of the common shares or preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•

a final distribution in respect of the common shares or preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AXIS Capital.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities we may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Senior Debt Indenture and Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. In addition, we will issue any junior subordinated debt securities to an AXIS Capital Trust in connection with the issuance of trust preferred securities and common securities by such AXIS Capital Trust. Such junior subordinated debt securities will be issued and governed under a separate junior subordinated indenture between us and The Bank of New York, as trustee. The subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this prospectus as the “subordinated debt indentures.” The subordinated debt securities and the junior subordinated debt securities are collectively referred to in this prospectus as the “subordinated indebtedness.” The senior indenture and the subordinated debt indentures are collectively referred to in this prospectus as the “indentures.”

The senior debt indenture and the subordinated debt indentures are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indentures, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

We may issue the subordinated debt securities pursuant to the subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the subordinated debt indenture will be equal in ranking. The debt securities issued under the subordinated debt indentures will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “—Subordination under the Subordinated Debt Indentures.”

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay interest on debt securities depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Our Insurance Subsidiaries (with the exception of AXIS Re Ltd.) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors—Risk Related to our Company Structure—Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.”

Additionally, the senior debt securities issued pursuant to the senior debt indenture and the subordinated indebtedness issued under the subordinated debt indentures will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the senior debt indenture and to payments on the subordinated indebtedness issued under the subordinated debt indentures.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Bermuda, AXIS Re U.S. and AXIS Ireland Holdings, so long as they remain our subsidiaries; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

we are the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Restrictions on Dispositions. The senior debt indenture provides that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•

we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events Of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•

a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

Except as set forth in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest on or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indentures may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “EU Directive”), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indentures

The subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indentures define senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The subordinated debt indentures do not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York will act as trustee under the senior debt indenture and the subordinated debt indentures and as administrative and Delaware trustee under the declarations. The Bank of New York acts as the transfer agent for our common shares and is a lender under our credit facility.

DESCRIPTION OF WARRANTS

The following is a summary of the material terms and conditions of the forms of warrant agreement and warrant certificate representing each warrant. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

the designation, number or aggregate principal amount and terms of the warrant property (as defined below) purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the warrant property purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase, or receive cash value determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	our securities or the securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “warrant property.”

The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of other warrants.

Governing Law

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

The following is a summary of the material terms and conditions of the forms of declarations trust preferred security and preferred securities guarantee agreement. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Trust Preferred Securities

Each AXIS Capital Trust may issue one series of trust preferred securities and one series of trust common securities pursuant to a declaration with respect to that AXIS Capital Trust. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust preference securities being offered. The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

A prospectus supplement will describe the terms of the trust preferred securities offered by each AXIS Capital Trust, including, to the extent applicable:

•	the number of trust preferred securities issued by the AXIS Capital Trust and the distinctive designation thereof;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the AXIS Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative;

•

the amount or amounts that will be paid out of the assets of the AXIS Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the AXIS Capital Trust;

•

the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the AXIS Capital Trust to purchase or redeem trust preferred securities issued by the AXIS Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the AXIS Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the AXIS Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

•

any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the AXIS Capital Trust that are consistent with the applicable declaration or applicable law; and

•	if necessary, a discussion of material U.S. federal income tax consideration and Bermuda tax considerations.

Pursuant to the declaration, the institutional trustee will own our debt securities purchased by the applicable AXIS Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable AXIS Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any AXIS Capital Trust, will be guaranteed by us to the extent described below under “—Trust Guarantees.”

In connection with the issuance of trust preferred securities, each AXIS Capital Trust will also issue one series of trust common securities. Each declaration will authorize the Administrative Trustees of an AXIS Capital Trust to issue on behalf of the AXIS Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights and restrictions, described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the AXIS Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the AXIS Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each AXIS Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the institutional trustee.

Events of Default; Notice. The following will be events of default under the declaration:

•	an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

The institutional trustee shall, within 90 days after the occurrence of an event of default, transmit by mail, first class postage prepaid, to the holders of the trust preferred securities, notices of (1) all defaults with respect to the related junior subordinated securities known to the institutional trustee, unless such defaults have been cured before the giving of such notice and (2) any notice of default received from the institutional trustee with respect to the related junior subordinated debt securities, which notice from the institutional trustee to the holders shall state that an event of default under the indenture also constitutes an event of default with respect to the trust preferred securities; provided that, except for a default in the payment of principal of or any premium or interest on any of the related junior subordinated debt securities or in the payment of any sinking fund installment established for the junior subordinated debt securities, the institutional trustee shall be protected in withholding such notice if and so long as the institutional trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

Voting Rights. Except as provided below and as otherwise required by law and the declaration, the holders of the preferred securities will have no voting rights. Holders of the preferred securities will have no preemptive or similar rights.

Modification of the Declaration. We are restricted in our ability to modify the declaration. No amendment to the declaration may be made and any such purported amendment will be void:

•

unless, in the case of any proposed amendment, the institutional trustee shall have first received an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; or

•	unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the institutional trustee, the institutional trustee shall have first received:

•

an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; and

•

an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder.

Notwithstanding the foregoing, no amendment to the declaration may be made to the extent the result of such amendment would be to:

•	cause the trust to fail to continue to be classified for purposes of U.S. federal income taxation as a grantor trust;

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act; or

•	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

The provisions of the declaration governing the sponsor’s purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The rights of the holders of the trust common securities under the declaration to increase or decrease the number of and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•	cure any ambiguity;

•	correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•	add to the covenants, restrictions or obligations of the sponsor;

•

conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•	cause the trust to continue to be classified for U.S. federal income tax purposes as a grantor trust.

Mergers, Consolidations, Amalgamations or Replacements of the AXIS Capital Trusts. An AXIS Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. An AXIS Capital Trust may, with the consent of the administrative trustees or, if there are more than two, a majority of the administrative trustees and without the consent of the holders of the securities, the Delaware trustee or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State or the District of Columbia, provided that:

•	such successor entity either:

•	expressly assumes all of the obligations of the AXIS Capital Trust with respect to the common and preferred securities; or

•

substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so as long as such successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the institutional trustee in its capacity as the holder of the debentures;

•

the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

•

such merger, consolidation, amalgamation or replacement does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of such holders’ interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

•	such successor entity has a purpose substantially identical to that of the AXIS Capital Trust;

•

prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel (reasonably acceptable to the institutional trustee) to the AXIS Capital Trust experienced in such matters to the effect that:

•

following such merger, consolidation, amalgamation or replacement, the AXIS Capital Trust or the successor entity, as the case may be, will be treated as a grantor trust for U.S. federal income tax purposes;

•

following such merger, consolidation, amalgamation or replacement, neither the AXIS Capital Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

such merger, consolidation, amalgamation or replacement will not materially adversely affect the rights, preferences and privileges of the holders of the common and preferred securities (including any successor securities) (other than with respect to any dilution of such holders’ interests in the new entity as a result of such merger, consolidation, amalgamation or replacement); and

•	we will provide a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the trust guarantee.

Notwithstanding the foregoing, an AXIS Capital Trust shall not, except with the consent of holders of 100% in liquidation preference of the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such AXIS Capital Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Enforcement of Certain Rights by Holders of Preferred Securities. If an event of default occurs, and is continuing, under the declaration of any AXIS Capital Trust, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

•

direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of our debt securities.

If the institutional trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder’s written request to the institutional trustee to enforce such rights, institute a legal proceeding directly against us to enforce the institutional trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Merger or Consolidation of Trustees. Any corporation into which the institutional trustee or the Delaware trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the institutional trustee or the Delaware trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the institutional trustee or the Delaware trustee, as the case may be, shall be the successor of the institutional trustee or the Delaware trustee, as the case may be, under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

Governing Law. Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Trust Guarantees

We will issue a trust guarantee with respect to each series of trust preferred securities, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust guarantees applicable to the trust preference securities being offered.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each AXIS Capital Trust, the trust guarantee payments defined below, except to the extent paid by the AXIS Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the AXIS Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable AXIS Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable AXIS Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the AXIS Capital Trust will have funds legally available;

•

the redemption price, including all accrued and unpaid distributions regarding any trust preferred securities called for redemption by the AXIS Capital Trust, to the extent the AXIS Capital Trust will have funds legally available; and

•

upon a liquidation of the AXIS Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the AXIS Capital Trust, the lesser of:

•

the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the AXIS Capital Trust will have funds legally available; and

•	the amount of assets of the AXIS Capital Trust remaining available for distribution to the holders of the AXIS Capital Trust’s trust preferred securities in liquidation of the AXIS Capital Trust.

Covenants of AXIS Capital. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the AXIS Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•

make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us that rank pari passu or junior to the debt securities owned by the AXIS Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital shares;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of any AXIS Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the AXIS Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the AXIS Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the AXIS Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable AXIS Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the institutional trustee to be held for the benefit of the trust preferred securities of the applicable AXIS Capital Trust. The institutional trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable AXIS Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable AXIS Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the institutional trustee.

If the institutional trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable AXIS Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable AXIS Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the AXIS Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the AXIS Capital Trusts

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the AXIS Capital Trusts, other than obligations of the AXIS Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following is a summary of the material terms and conditions of the forms of purchase contract agreement and purchase unit. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of:

•	our securities or securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “purchase contract property.” Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of purchase contract property. The price of purchase contract property may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

SELLING SECURITYHOLDERS

The following table sets forth information as of March 11, 2008 regarding beneficial ownership of our common shares by each selling securityholder that may offer common shares pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling securityholders’ interest.

A selling securityholders may from time to time offer and sell any or all of its, his or her common shares under this prospectus. The decision by any of the selling securityholders to sell any of their respective common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling securityholder.

Information regarding the selling securityholders may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. Unless set forth below, to our knowledge, other than as a shareholder none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Selling Securityholders	Beneficial Ownership of Common Shares Prior to the Offering		Number of Common Shares Covered by this Prospectus	Beneficial Ownership of Common Shares After the Sale of the Maximum Number of Shares Covered by this Prospectus
	Number	Percent(1)		Number	Percent
Trident II, L.P. (2)(3)	19,818,344	11.8%	19,818,344	—	—
Trident Capital II, L.P. (2)(3)	19,818,344	11.8%	19,818,344	—	—
Stone Point Capital LLC (2)(4)	20,372,780	12.1%	20,372,780	—	—
Marsh & McLennan Capital Professional Fund, L.P. (2)(5)	554,436	*	554,436	—	—
Marsh & McLennan Employees’ Securities Company, L.P. (2)(6)	558,148	*	558,148	—	—

*	Less than 1%

(1)	Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), using 151,332,323 shares of common stock outstanding as of February 20, 2008.

The bye-laws of AXIS Capital provide that the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our shares. See “Description of Share Capital—Voting Rights.”

(2)	The sole general partner of Trident II, L.P. is Trident Capital II, L.P. The manager of Trident II, L.P. is Stone Point Capital LLC, and the members of Stone Point Capital LLC are Charles A. Davis, Meryl D. Hartzband, James D. Carey, Nicolas D. Zerbib and David J. Wermuth. The general partners of Trident Capital II, L.P. are four single member limited liability companies that are owned by Messrs. Davis, Carey and Wermuth and Ms. Hartzband. The sole general partner of Marsh & McLennan Capital Professionals Fund, L.P. is a company controlled by Messrs. Davis, Carey and Wermuth and Ms. Hartzband. The sole general partner of Marsh & McLennan Employees’ Securities Company, L.P. is a company that is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. In addition, Mr. Davis has served as a director since our inception.

(3)	Includes 16,918,312 common shares issuable upon exercise of warrants as described under “Description of Share Capital–Warrants.” Trident II, L.P. is a party to our shareholders agreement with substantially all of our founding shareholders described under “Description of Share Capital–Shareholders Agreement.”

(4)	Includes 19,818,344 common shares beneficially owned by Trident II, L.P. and 554,436 common shares beneficially owned by Marsh & McLennan Capital Professional Fund, L.P.
(5)	Includes 473,264 common shares issuable upon exercise of warrants as described under “Description of Share Capital–Warrants.” Marsh & McLennan Capital Professional Fund, L.P. is a party to our shareholders agreement with substantially all of our founding shareholders described under “Description of Share Capital–Shareholders Agreement.”

(6)	Includes 476,528 common shares issuable upon exercise of warrants as described under “Description of Share Capital–Warrants.” Marsh & McLennan Employees’ Securities Company, L.P. is a party to our shareholders agreement with substantially all of our founding shareholders described under “Description of Share Capital–Shareholders Agreement.”

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owners of the security. The interest of the beneficial owner in the security is considered the beneficial interest. The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

The depositary or its nominee may only transfer a global security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply after the depositary or its nominee, as applicable, exchanged the global security for registered securities issued in definitive form. A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

MATERIAL TAX CONSIDERATIONS

The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, and may apply on a retroactive basis, that could affect this summary. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital and AXIS Specialty Bermuda have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital or AXIS Specialty Bermuda or to any of their respective operations, shares, debentures or other obligations, until March 28, 2016. AXIS Capital and AXIS Specialty Bermuda could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital or AXIS Specialty Bermuda. AXIS Capital and AXIS Specialty Bermuda each pay annual Bermuda government fees, and AXIS Specialty Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

The directors of each of AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited intend to manage their affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Income derived by AXIS Ireland Holdings, AXIS Specialty Global Holdings Limited, AXIS Re Ltd. or AXIS Specialty Europe from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe and AXIS Re Ltd. will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by

AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited will generally be subject to Irish corporation tax at a rate of 20% except in the case of a disposal of a 5% trading subsidiary (a “substantial shareholding”) which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

AXIS Ireland Holdings and AXIS Specialty Europe each carry on a trade in the United Kingdom through a branch. Profits realized by such companies from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

AXIS Re Ltd. carries on a trade in Switzerland through a branch. Profits realized by AXIS Re Ltd. from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited are, as limited liability companies, also within the charge to Irish capital duty. Irish capital duty applies at the rate of 0.5% on the value received for share capital issued by such companies.

As each of AXIS Re Ltd. and AXIS Specialty Europe are Irish tax resident companies, distributions made by such companies to AXIS Ireland Holdings will not be taken into account in computing the taxable income of AXIS Ireland Holdings. Irish withholding tax will also not apply to distributions made by any of AXIS Re Ltd. and AXIS Specialty Europe to AXIS Ireland Holdings. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Ireland Holdings or AXIS Specialty Global Holdings Limited to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Ireland Holdings or AXIS Specialty Global Holdings Limited.

None of AXIS Capital or its subsidiaries, other than AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See “Risk Factors—Taxation Risks—Our non-Irish companies may be subject to Irish tax, which may have a material adverse effect on our results of operations.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish income tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g. Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish income tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

United Kingdom

AXIS U.K. Holdings is a company incorporated and managed in the United Kingdom and is by virtue of its place of incorporation, resident in the United Kingdom and is subject to U.K. corporation tax on its worldwide profits (including revenue profits and capital gains). The maximum rate of U.K. corporation tax is currently 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by AXIS U.K. Holdings.

None of AXIS Capital or its subsidiaries, except for AXIS U.K. Holdings, is incorporated in the United Kingdom. Accordingly, except for AXIS U.K. Holdings, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings, intend to manage their affairs so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital gains) connected with such permanent establishment.

The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings (which is resident in the United Kingdom), AXIS Ireland Holdings (which has a permanent establishment in the United Kingdom) and AXIS Specialty Europe (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

The definition of “permanent establishment” under U.K. law is consistent with various internationally recognized characteristics commonly used to define a “permanent establishment” for the purposes of the United Kingdom’s double tax treaties. If any of the U.S. subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited were trading in the U.K. through a permanent establishment and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Ireland Holdings has a permanent establishment in the United Kingdom and the profits attributable to that permanent establishment (which have been calculated by the company on the basis of cost plus 10%) are subject to United Kingdom corporation tax. AXIS Specialty Europe also has a permanent establishment in the United Kingdom and that the profits attributable to that permanent establishment will also be subject to United Kingdom corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe and AXIS Ireland Holdings, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

United States

A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AXIS Capital, AXIS Specialty Bermuda, AXIS Re Ltd. and AXIS Specialty Europe file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If AXIS Specialty Bermuda is entitled to the benefits under the income tax treaty between Bermuda and the United States (the “Bermuda Treaty”), AXIS Specialty Bermuda would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. AXIS Specialty Bermuda currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Bermuda is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital’s shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Bermuda’s investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Bermuda is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Bermuda’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), AXIS U.K. Holdings, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. AXIS U.K. Holdings will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of AXIS U.K. Holding’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of AXIS U.K. Holding’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, AXIS U.K. Holding’s business conducted in the United Kingdom. Although, we cannot be certain that AXIS U.K. Holdings will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. AXIS U.K. Holdings has conducted and intends to conduct its activities in a manner so that it should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), each of AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited, if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not U.S. or Irish residents in the form of payments that are deductible for Irish income tax purposes or (2) each of AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. AXIS Ireland Holdings, AXIS Re Ltd., AXIS Specialty Europe and AXIS Specialty Global Holdings Limited have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to AXIS Specialty Bermuda are 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not currently apply to premiums paid to AXIS Re Ltd. and AXIS Specialty Europe provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based excise tax exemption.

AXIS Services and AXIS Specialty U.S. Holdings, Inc. are Delaware corporations, AXIS Re U.S. is a New York corporation, AXIS Specialty U.S. is a Connecticut corporation and AXIS Surplus and AXIS Insurance are Illinois corporations, and as such each will be subject to taxation in the United States at regular corporate rates.

Switzerland

AXIS Re Europe constitutes a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re Ltd. is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes at the cantonal/communal level in respect of the net profit attributed to AXIS Re Europe and its “dotation capital.” The method of computation of Swiss income and capital taxes in respect of AXIS Re Europe was agreed with the Swiss tax authorities in a binding advance ruling. For capital tax purposes, AXIS Re Europe’s taxable capital corresponds to 20% of its net premium revenue for its account over the respective tax year, subject to a minimum of CHF 100,000. The capital tax rate amounts to approximately 0.035%. Corporate income taxes are computed on a deemed minimum net profit, which corresponds to a notional yield on the taxable capital of 200 basis points over the average Swiss government bond yield as published from time to time by the Swiss Federal Tax Administration. Such minimum taxable profit will only apply for tax years starting on January 1, 2006; prior to such date, the tax accounts of AXIS Re Europe may reflect net losses emanating from the build-up of technical reserves. Any such losses may be carried forward for income tax purposes for a maximum of seven years. The effective combined Swiss income tax rate on AXIS Re Europe’s net profits before taxes presently amounts to approximately 21.3% on profits from Swiss sources (if any) and approximately 10.2% on profits from non-Swiss sources.

Taxation of Holders of Our Shares

Bermuda Taxation

Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners.

The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. For example, if a partnership holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass-through entities, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States that may be applicable to our shares or the holders of our shares and does not address any aspect of U.S. federal taxation other than income taxation.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a partnership or corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. Additionally, references to a “foreign” person refer to a non-U.S. person.

Taxation of Dividends. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). We believe dividends paid by us to non-corporate holders on our shares before 2011 should be eligible for reduced rates of tax up to a maximum of 15% as “qualified dividend income” (provided that such holders meet certain holding period and other requirements), because we believe our shares should be characterized as readily tradable on an established securities market in the United States. Qualified dividend income is subject to tax at capital gain rates. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Legislation was recently introduced in the House of Representatives and the Senate that, if enacted in its present form, would preclude dividends paid on our shares from qualifying as qualified dividend income even if the shares are readily tradable on an established securities market in the United States.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income”

of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of shares entitled to vote of the foreign corporation.

We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of AXIS Specialty Bermuda, AXIS Re Ltd. and AXIS Specialty Europe (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception and the gross RPII of each Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Where none of these exceptions applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The Non-U.S. Insurance Subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we do not expect the gross RPII of any of the Non-U.S. Insurance Subsidiaries will equal or exceed 20% of such company’s gross insurance income in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

Computation of RPII. In order to determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which gross RPII of a Non-U.S. Insurance Subsidiary is 20% or more of its gross insurance income for the year and the 20% Ownership Exception does not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the RPII of each Non-U.S. Insurance Subsidiary is less than 20% of its gross insurance income, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any fiscal year of AXIS Capital in which the 20% Ownership Exception does not apply and a Non-U.S. Insurance Subsidiary’s gross insurance income constituting RPII for that year equals or exceeds 20% of such company’s gross insurance income should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including. regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that gross RPII constitutes 20% or more of any of the Non-U.S. Insurance Subsidiary’s gross insurance income and the 20% Ownership Exception does not apply, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and certain other non-corporate shareholders and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of the average value of its assets, determined on the basis of a quarterly average, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax on dividends paid before 2011 if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. Further, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning our shares, such individual’s heirs or estate may not be entitled to a “step-up” in the tax basis of their shares which might otherwise be available under U.S. federal income tax laws.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Non-U.S. Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Non-U.S. Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Accordingly, we expect that in each year of operations AXIS Ireland Holdings and AXIS Specialty Global Holdings Limited should not meet the 75% test or the 50% test because they should have sufficient non-passive income and assets either directly or through the operation of the look-through rule and, thus, should not be treated as PFICs. Finally, under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that broader-based legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently there is no Bermuda withholding tax on interest paid by AXIS Capital.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities at their original issue price and who hold their debt securities as capital assets within the meaning of Section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of debt securities, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, that may be applicable to the debt securities or the holders of debt securities and does not address any aspect of U.S. federal taxation other than income taxation.

If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive category income.

Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a debt security that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is a holder of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

We, each of the AXIS Capital Trusts and/or the selling securityholders may sell the securities covered by this prospectus at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriters or dealers who may act as principals or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	on the NYSE (including through at-the-market offerings);

•	in the over-the-counter market;

•	through agents; or

•	in any combination of the above.

Brokers or dealers engaged by us, each of the AXIS Capital Trusts and/or the selling securityholders may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus, the applicable prospectus supplement and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the securities offered;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the initial public offering price of the securities and the proceeds to us, the AXIS Capital Trusts and/or the selling securityholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling securityholders may offer these securities in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. Each of the selling securityholders also may resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we, the AXIS Capital Trusts and/or the selling securityholders may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, the AXIS Capital Trusts and/or the selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We, the AXIS Capital Trusts and the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, the AXIS Capital Trusts and/or the selling securityholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, the AXIS Capital Trusts and/or the selling securityholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us, the AXIS Capital Trusts and/or the selling securityholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us, the AXIS Capital Trusts and/or the selling securityholders in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

•	our Current Report on Form 8-K, filed on February 19, 2008.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of the filings that have been incorporated by reference in this prospectus but not delivered with the prospectus, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 496-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and the AXIS Capital Trusts by Conyers Dill & Pearman, Hamilton, Bermuda, with respect to validity under Bermuda law and by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and New York law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS AND OTHER MATTERS

AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount is estimated.

Securities and Exchange Commission Registration Fee*	$
Trustees’ Fees and Expenses		$15,000
Accountants’ Fees and Expenses		$200,000
Legal Fees and Expenses		$300,000
Printing and Engraving Fees		$250,000
Rating Agency Fees		$250,000
Miscellaneous Expenses		$185,000

Total Expenses		$1,200,000

*	Other $236,391 of filing fees that have already been paid, which may be applied to the amounts payable pursuant to this Registration Statement pursuant to Rule 457(p), fees are being deferred pursuant to Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

AXIS Capital Holdings Limited

Bye-law 30 of AXIS Capital’s bye-laws provides that: the directors, officers and any other persons appointed to a committee of the board of directors of AXIS Capital, and their heirs, executors and administrators, and any liquidators or trustees (the “Indemnitees”), shall be indemnified and secured harmless out of the assets of AXIS Capital from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the conduct of AXIS Capital’s business or the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to AXIS Capital shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to AXIS Capital shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that, this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Bye-law 31 of AXIS Capital’s bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of AXIS Capital, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for AXIS Capital, provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

We have purchased directors and officers liability insurance policies. Such insurance would be available to our directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

Any underwriting agreement that AXIS Capital may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of AXIS Capital against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Reference is made to the Amended and Restated Shareholders Agreement filed as Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003 for provisions providing that AXIS Capital and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

AXIS Capital Trusts

Each declaration pursuant to which each of the AXIS Capital Trusts is organized will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of each of the AXIS Capital Trusts or its affiliates (each an “Indemnified Person”) will be liable, responsible or accountable in damages or otherwise to each of the AXIS Capital Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of the Capital Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the AXIS Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct regarding such act or omission.

Each declaration also provides that to the fullest extent permitted by applicable law, AXIS Capital will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the AXIS Capital Trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each the AXIS Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by each such declaration, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct regarding such act or omission.

Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by AXIS Capital before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere or incorporated by reference into the registration statement.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants hereby undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AXIS Capital Holdings Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this 11th day of March, 2008.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ JOHN R. CHARMAN
Name:	John R. Charman
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints David B. Greenfield, John J. Murray and Richard T. Gieryn, Jr., and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement on Form S-3 and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of March, 2008.

/s/ JOHN R. CHARMAN John R. Charman	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ DAVID B. GREENFIELD David B. Greenfield	Chief Financial Officer (Principal Financial Officer)

/s/ MICHAEL A. BUTT Michael A. Butt	Director

/s/ CHARLES A. DAVIS Charles A. Davis	Director

/s/ GEOFFREY BELL Geoffrey Bell	Director

/s/ ROBERT L. FRIEDMAN Robert L. Friedman	Director

/s/ DONALD L. GREENE Donald L. Greene	Director

/s/ CHRISTOPHER GREETHAM Christopher Greetham	Director

/s/ JURGEN GRUPE Jurgen Grupe	Director

/s/ MAURICE A. KEANE Maurice A. Keane	Director

/s/ SIR ANDREW LARGE Sir Andrew Large	Director

/s/ HENRY B. SMITH Henry B. Smith	Director

/s/ FRANK J. TASCO Frank J. Tasco	Director

/s/ CHARLES A. DAVIS Charles A. Davis	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 11th day of March, 2008.

AXIS CAPITAL TRUST I
AXIS CAPITAL TRUST II
AXIS CAPITAL TRUST III

By:	/s/ DAVID B. GREENFIELD
Name: David B. Greenfield
Trustee

By:	/s/ RICHARD T. GIERYN, JR.
Name: Richard T. Gieryn, Jr.
Trustee

By:	/s/ JOHN J. MURRAY
Name: John J. Murray
Trustee

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to common shares.

1.2*	Form of Underwriting Agreement relating to preference shares and depositary shares.

1.3*	Form of Underwriting Agreement relating to debt securities.

1.4*	Form of Purchase Agreement relating to trust preferred securities.

4.1	Senior Debt Indenture dated as of November 15, 2004 between AXIS Capital and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 15, 2004).

4.2	Form of Subordinated Debt Indenture, to be entered into between AXIS Capital and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 42 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.3	Form of Junior Subordinated Indenture, to be entered into between AXIS Capital and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.4	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003).

4.5*	Form of Debt Securities.

4.6*	Form of Certificate of Designation, Preferences and Rights relating to preference shares.

4.7	Form of Deposit Agreement, including the form of depositary receipt (incorporated herein by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.8*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.

4.9*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.

4.10*	Form of Purchase Contract Agreement.

4.11*	Form of Purchase Units.

4.12	Certificate of Trust of AXIS Capital Trust I (incorporated herein by reference to Exhibit 4.12 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.13	Certificate of Trust of AXIS Capital Trust II (incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.14	Certificate of Trust of AXIS Capital Trust III (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.15	Declaration of Trust for AXIS Capital Trust I (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.16	Declaration of Trust for AXIS Capital Trust II (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.17	Declaration of Trust for AXIS Capital Trust III (incorporated herein by reference to Exhibit 4.17 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.18	Form of Amended and Restated Declaration of Trust for AXIS Capital Trust (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 filed on August 6, 2004).

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Exhibit Number	Description of Exhibits
4.19	Form of Trust Preferred Security (included in exhibit 4.18).

4.20	Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.20 to the Registration Statement on Form S-3 filed on August 6, 2004).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Conyers Dill & Pearman.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Annual Report on Form 10-K filed on February 26, 2008).

23.1	Consent of Deloitte & Touche.

23.2	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1).

23.3	Consent of Conyers Dill &Pearman (contained in Exhibit 5.2).

24.1	Powers of Attorney of officers and directors (included in the signature page of the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Senior Debt Indenture (incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Subordinated Debt Indenture (incorporated herein by reference to Exhibit 25.2 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Junior Subordinated Debt Indenture (incorporated herein by reference to Exhibit 25.3 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust I (incorporated herein by reference to Exhibit 25.4 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust II (incorporated herein by reference to Exhibit 25.5 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust III (incorporated herein by reference to Exhibit 25.6 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust I (incorporated herein by reference to Exhibit 25.7 to the Registration Statement on Form S-3 filed on October 3, 2005).

25.8	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust II (incorporated herein by reference to Exhibit 25.8 to the Registration Statement on Form S-3 filed on October 3, 2005).

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Exhibit Number	Description of Exhibits
25.9	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust III (incorporated herein by reference to Exhibit 25.9 to the Registration Statement on Form S-3 filed on October 3, 2005).

*	To be filed subsequently on Form 8-K or by post-effective amendment.

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